Exhibit 10.1

[●], 2021

TradeUP Global Corporation

437 Madison Ave, 27th Floor

New York, New York 10022

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between TradeUP Global Corporation, a Cayman Islands exempted company (the “Company”), US Tiger Securities, Inc., as representative (the “Representative”) of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”) of 4,000,000 of the Company’s units (including 600,000 units that may be purchased pursuant to the Underwriters’ option to purchase additional units, the “Units”), each comprised of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 1 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TradeUP Global Sponsor LLC (the “Sponsor”) and each of the undersigned (each, an “Insider” and, collectively, the “Insiders”) hereby agree with the Company as follows:

1.       Definitions. As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination, with one or more businesses or entities; (ii) “Founder Shares” shall mean the 1,150,000 Class B ordinary shares of the Company, par value $0.0001 per share, outstanding prior to the consummation of the Public Offering; (iii) “Private Placement Units” shall mean the 215,000 (or up to 227,000 units if the underwriters in the Public Offering exercise their option to purchase additional units), at $10.00 per unit, in a private placement that shall close simultaneously with the consummation of the Public Offering (including the Ordinary Shares and warrants included in the Private Placement Unit and the Ordinary Shares issuable upon exercise of such warrants underlying the Private Placement Units); (v) “Public Shareholders” shall mean the holders of Ordinary Shares included in the Units issued in the Public Offering; (vi) “Public Shares” shall mean the Ordinary Shares included in the Units issued in the Public Offering; (vii) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Public Offering and a portion of the proceeds of the sale of the Private Placement Units shall be deposited; (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (ix) “Charter” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time.

2.       Representations and Warranties.

(a)       The Sponsor and each Insider, with respect to itself, herself or himself, represent and warrant to the Company that it, she or he has the full right and power, without violating any agreement to which it, she or he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement, as applicable, and to serve as an officer of the Company and/or a director on the Company’s Board of Directors (the “Board”), as applicable, and each Insider hereby consents to being named in the Prospectus, road show and any other materials as an officer and/or director of the Company, as applicable.

(b)       Each Insider represents and warrants, with respect to herself or himself, that such Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all material respects and does not omit any material information with respect to such Insider’s background. The Insider’s questionnaire furnished to the Company is true and accurate in all material respects. Each Insider represents and warrants that such Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and such Insider has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

3.       Business Combination Vote. It is acknowledged and agreed that the Company shall not enter into a definitive agreement regarding a proposed Business Combination without the prior consent of the Sponsor. The Sponsor and each Insider, with respect to itself or herself or himself, agrees that if the Company seeks shareholder approval of a proposed initial Business Combination, then in connection with such proposed initial Business Combination, it, she or he, as applicable, shall vote all Founder Shares and any Public Shares held by it, her or him, as applicable, in favor of such proposed initial Business Combination (including any proposals recommended by the Board in connection with such Business Combination) and not redeem any Public Shares held by it, her or him, as applicable, in connection with such shareholder approval.

4.       Failure to Consummate a Business Combination; Trust Account Waiver.

(a)       The Sponsor and each Insider hereby agree, with respect to itself, herself or himself, that in the event that the Company fails to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor and each Insider shall take all reasonable steps to cause the Company to: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less up to $50,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Board, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Sponsor and each Insider agree not to propose any amendment to the Charter to modify the substance or timing of the Company’s obligation to provide for the redemption of the Public Shares in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within the required time period set forth in the Charter unless the Company provides its Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then-outstanding Public Shares.

(b)       The Sponsor and each Insider, with respect to itself, herself or himself, acknowledges that it, she or he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, her or him, if any. The Sponsor and each of the Insiders hereby further waive, with respect to any Public Shares and Founder Shares held by it, her or him, as applicable, any redemption rights it, she or he may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or a shareholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to provide for the redemption of the Public Shares in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within the time period set forth in the Charter or in the context of a tender offer made by the Company to purchase Public Shares (although the Sponsor and the Insiders shall be entitled to liquidation rights with respect to any Public Shares they hold if the Company fails to consummate a Business Combination within the required time period set forth in the Charter).

5.       Lock-up; Transfer Restrictions.

(a)       The Sponsor and the Insiders agree that they shall not Transfer (the “Founder Shares Lock-up”) (i) 50% of the Founder Shares until the earliest to occur of: (x) the six-month anniversary of the date of the consummation of the Company’s initial Business Combination and (y) the date on which the closing price of the Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day person following the consummation of the Company’s initial business combination; and (ii) with respect to the remaining 50% of the Founder Shares until the six-month anniversary of the date of the consummation of the Company’s initial Business Combination, or in either case of clause (i) or (ii), earlier if, subsequent to an initial Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-Up Period”).

(b)       The Sponsor and Insiders agree that they shall not effectuate any Transfer of the Private Placement Units, including the Warrants and the Ordinary Shares that are included in the Private Placement Units, or the Ordinary Shares underlying such warrants until 30 days after the completion of an initial Business Combination.

Notwithstanding the provisions set forth in this paragraph 5, Transfers of the Founder Shares, the Private Placement Units, the Warrants and Ordinary Shares underlying the Private Placement Warrants are permitted: (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any members or partners of the Sponsor, their affiliates, or any affiliates of the Sponsor, or any employees or such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family, any estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection the consummation of a Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or Ordinary Shares, as applicable, were originally purchased; (f) pro rata distributions from the Sponsor to its members, partners, or stockholders pursuant to the Sponsor’s operating agreement; (g) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (h) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination; (i) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (j) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

(c)       Without limiting the obligations under this paragraph 5, during the period commencing on the date of commencement of sales of the Public Offering and ending 180 days after such date the Representative shall not sell, transfer, assign, pledge or hypothecate any of its Founder Shares or Private Placement Units (or any Ordinary Shares or Warrants underlying the Private Placement Units), or subject any such securities to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities, except as provided in FINRA Rule 5110(e)(1), which such restrictions shall not be subject to release or waiver, with or without the consent of the Representative, during the period commencing on the date of commencement of sales of the Public Offering and ending 180 days after such date. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, Ordinary Shares (including, but not limited to, Founder Shares), Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Ordinary Shares owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Private Placement Units, Units, Ordinary Shares (including, but not limited to, Founder Shares), Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders, the Sponsor and the Representative acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 5, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

6.       Remedies. The Sponsor and each of the Insiders hereby agree and acknowledge that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the Sponsor or such Insider of its, her or his obligations, as applicable under paragraphs 3, 4, 5, 7, 10 and 11, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.       Payments by the Company. Except as disclosed in the Prospectus, neither the Sponsor nor any affiliate of the Sponsor nor any director or officer of the Company nor any affiliate of the officers shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

8.       Director and Officer Liability Insurance. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and the Insiders shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

9.       Termination. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Shares Lock-up Period and (ii) the liquidation of the Company.

10.     Indemnification. In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case net of interest that may be withdrawn to pay the Company’s tax obligations, (y) shall not apply to any claims by a third party or Target who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

11.     Forfeiture of Founder Shares. To the extent that the Underwriters do not exercise their option to purchase up to an additional 600,000 Units within 45 days from the date of the Prospectus in full (as further described in the Prospectus), the Sponsor agrees to automatically surrender to the Company for no consideration, for cancellation at no cost, an aggregate number of Founder Shares so that the number of Founder Shares will equal of 20% of the sum of the total number of Ordinary Shares and Founder Shares outstanding at such time. The Sponsor and Insiders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a share capitalization or a share repurchase, as applicable, with respect to the Founder Shares immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares at 20% of the sum of the total number of Ordinary Shares and Founder Shares outstanding at such time.

12.     Entire Agreement. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13.       Assignment. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, each of the Insiders and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

14.       Counterparts. This Letter Agreement may be executed in any number of original or facsimile counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15.       Effect of Headings. The paragraph headings herein are for convenience only and are not part of this Letter Agreement and shall not affect the interpretation thereof.

16.       Severability. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.       Governing Law. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18.       Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

(Signature Page Follows)

Sincerely,

TradeUP Global Sponsor LLC

By:
Name:
Title:

David X. Li

Tao Jiang

Michael Davidov

Acknowledged and Agreed:

TRADEUP GLOBAL CORPORATION

By:
Name:
Title:

Signature Page to Letter Agreement